Exhibit 23.1

CONSENT AND REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We hereby consent to the use in this Registration Statement on Form S-1 (Amendment No. 2) of our report dated April 18, 2023, relating to the consolidated financial statements of Creatd, Inc. for the years ended December 31, 2022 and 2021, and to the reference to our Firm under the caption “Experts” in the Registration Statement.

/s/ Rosenberg Rich Baker Berman, P.A.

Somerset, New Jersey

June 13, 2023